Exhibit 5.1

                           GOODWIN, PROCTER & HOAR LLP

                               COUNSELLORS AT LAW

                                 EXCHANGE PLACE

                         BOSTON, MASSACHUSETTS 02109-2881


                                  July 28, 2000

Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island 02891

        Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

        In accordance with Item 601(a) of Regulation S-K, we are furnishing this opinion to you in our capacity as special counsel to Washington Trust Bancorp, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the registration of 1,010,808 shares (the "Registered Shares") of the Company's common stock, par value $0.0625 per share. The Registered Shares were issued by the Company to the holders (the "Selling Stockholders") of all of the outstanding shares of common stock of Phoenix Investment Management Company, Inc. ("Phoenix") pursuant to the terms and conditions of an Agreement and Plan of Merger dated as of April 24, 2000 among the Company, The Washington Trust Company, PhxIMC Acquisition Corp., Phoenix and the Selling Stockholders.

        In connection with the opinion expressed below, we have been furnished with and have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Company's Articles of Incorporation as Amended and Restated; and (ii) the Company's Amended and Restated By-Laws, each as presently in effect, and such records, certificates and other documents of the Company as we have deemed necessary or appropriate for the purpose of this opinion.

        For  purposes  of  our  examination,   we  have  assumed  and  have  not
independently verified the legal capacity of all natural persons, the genuineness of all signatures, the conformity to originals of all documents submitted to us as certified or photostatic copies and the authenticity of all documents submitted to us as originals or used as a basis for certified or photostatic copies. In examining documents executed by persons or entities other than the Company, we have assumed that each such other person or entity had the power or legal capacity to enter into and perform all its obligations thereunder and that all such documents have been duly authorized, executed and delivered by each such person or entity and constitute valid and binding obligations of such person or entity, enforceable against them in accordance with their terms, and we have made no attempt to consider the effect of any federal or state law or regulation upon any such other person or entity.

        Members of our firm are admitted to the Bar of The Commonwealth of Massachusetts and certain other jurisdictions; however, we express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and The Commonwealth of Massachusetts. We note that the Company is organized under the laws of the State of Rhode Island. Accordingly, we have assumed that the law of that state is identical to the law of The Commonwealth of Massachusetts in all relevant respects and the opinion expressed below is subject to such assumption.

        Based upon the foregoing, we are of the opinion that the Registered Shares are legally issued, fully paid and nonassessable by the Company under the applicable laws of the State of Rhode Island.

        The opinion expressed herein is being furnished to you solely for your benefit in connection with the Registration Statement, and may not be used or relied upon by you for any other purpose, nor may this opinion be quoted from, circulated, relied upon or otherwise referred to, by any other person or entity without our prior written consent. This opinion is given as of the date first set forth above, and we assume no obligation to update this opinion. We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement.

                                     Very truly yours,

                                     GOODWIN, PROCTER & HOAR LLP
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                                     GOODWIN, PROCTER AND HOAR LLP